EXHIBIT (11)
                    CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the captions "Condensed Financial Information" and "Transfer and Dividend Disbursing Agent, Custodian, Counsel and Independent Auditors" and to the incorporation by reference of our report dated March 3, 1997, which is incorporated by reference, in this Registration Statement (Form N-1A 2-77207) of General Government Securities Money Market Fund, Inc.




                                          ERNST & YOUNG LLP

New York, New York
November 21, 1997